SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                    Date of Report
                                    March 3, 1997

                                     FISERV, INC.
               (Exact name of registrant as specified in its charter)

                                      Wisconsin
                   (State or other jurisdiction of incorporation)


                        0-14948                          39-1506125
               (Commission File Number)      (IRS Employer Identification No.)

                   255 Fiserv Drive                        53045
                 Brookfield, Wisconsin                   (Zip code)
                 (Address of principal
                  executive offices)


                 Registrant's telephone number, including area code
                                   (414) 879-5000
ITEM 7. (C) EXHIBITS.

   (1)  News release by Fiserv, Inc., dated March 3, 1997.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FISERV, INC.


                                By /S/ EDWARD P. ALBERTS
                                ------------------------
                                EDWARD P. ALBERTS
                                Senior Vice President - Finance

Date:  March 3, 1997

For release:  March 3, 1997


         Fiserv, Inc. Announces Agreement to Acquire BHC Financial, Inc.
      a Leading, Independent Provider of Securities Processing and Support
                   Services to Bank-Affiliated Broker-Dealers


         Brookfield, Wisconsin, -- March 3, 1997 -- In a joint announcement made today, Fiserv, Inc. (NASDAQ:FISV) and BHC Financial, Inc. (NASDAQ:BHCF) have agreed to a stock-for-stock merger under which Fiserv, Inc. will acquire all of the outstanding shares of BHC Financial, Inc. for $33.50, subject to receiving pooling accounting treatment. The exchange ratio will be determined by taking the average of the closing price of Fiserv, Inc. common stock for the last 20 trading days ending two days prior to closing. The agreement is subject to all normal conditions to closing including receipt of all necessary regulatory consents and BHC shareholder approval.
         BHC Financial, Inc., through its principal business unit BHC Securities, Inc. and related subsidiaries, posted 1996 year-end net revenues of $81.2 million, net income of $18.0 million and earnings per share of $2.69 (on 6,331,000 shares outstanding), an increase of 24%, 29% and 39%, respectively, over the prior year figures.
         BHC Financial, Inc. provides securities processing and support services to banks, insurance companies, brokerage firms, money managers and mutual fund companies. On behalf of its clients and over 1,000,000 customer accounts, the company currently processes approximately 10,000 integrated trade executions and clearings per day.
         "This is a fast-growing market within the financial industry," commented George D. Dalton, Chairman and Chief Executive Officer of Fiserv, Inc. "This transaction is a timely extension for Fiserv to move into the securities processing business in support of our bank clients that offer a broad array of investment products and services to their customer base. With the excellent service reputation and technology platform of BHC Financial, Inc. there is significant opportunity to broaden its market among Fiserv clients and the financial services industry. We look forward to our growth together."
         BHC Financial, Inc. currently serves a client base that includes clearing services for 14 of the nation's 50 largest banks. Through subsidiaries, the company also provides correspondent brokerage services to community banks, retail discount brokerage services, insurance products and automated order entry services for a variety of financial institutions.
          "The retirement plan processing expertise of the Fiserv Trust Group, together with the existing retirement products in place at BHC Financial, Inc., will give us the foundation we need to continue to grow this business and remain responsive to our client interests with new products and services," said William
T. Spane, Jr., Chairman, Chief Executive Officer and President of BHC Financial, Inc. "This will be a dynamic combination of resources offering specialized talents and customized services in the areas of equity securities, mutual funds, self-directed 401K accounts, insurance and annuity processing. Together with Fiserv, we will be well positioned as financial services providers seek technology partners for their long-term success."
          Headquartered in Philadelphia, Pa., the management of the company-- William T. Spane, Jr. along with Lawrence E. Donato, Executive Vice President and Chief Operating Officer--have both been with BHC Financial, Inc. since its formation in 1983. With their team of approximately 450 professionals, Spane and Donato will be a strong addition to the Trust Group of Fiserv subsidiaries.
          BHC Securities, Inc., a wholly owned subsidiary of BHC Financial, Inc. ,provides a range of processing and related services through an on-line, real time computerized order-matching and accounting system that supports all aspects of a retail brokerage operation. This includes executing and clearing client transactions, extensions and maintenance of credit to the client's customers, and daily administration and processing of cash sweeps to money market funds and deposit accounts.
         In addition to traditional processing and support services, BHC Securities, Inc. provides an array of complementary products and services to new and existing clients, such as specialized processing for bank and capital markets departments, mutual fund processing for both load and no load funds, self-directed retirement plans, equity dividend reinvestment plans, investment management accounts, mutual fund wrap accounts, customized programming and annuity processing.
         Multiple subsidiaries complement the overall operations. Through TradeStar Investments, Inc., the company provides discount brokerage services that include a variety of investment vehicles such as stocks, bonds, options, tax-free investments, mutual funds, annuities and retirement accounts. Headquartered in Houston, Texas, the company has branch locations in Scottsdale, Ariz.; Indianapolis, Ind.; Bryn Mawr, Penn.; and Austin, Dallas, and Fort Worth, Texas.
         BHCM, Inc. provides third-party marketing services to banks that outsource their annuity and mutual fund sales and compliance efforts. In addition, BHCM, Inc. through its Investor Services division, provides complete brokerage services to over 150 community banks and financial organizations.
         NetVest, Inc., formed in July of 1995, offers a variety of automated voice-response, personal computer and Internet products and services to enhance productivity levels of clients.
         The Fiserv Trust Group is the nation's largest provider of independent trust services for self-directed individual retirement accounts and includes First Trust Corporation and Lincoln Trust Company, both based in Colorado. The Trust Group serves more than 311,000 individuals and businesses. Retirement plan assets administered exceed $18.2 billion.
         Fiserv, Inc., headquartered in Brookfield, Wis., is an independent provider of financial data processing systems and related information management services and products to more than 5,000 banks, credit unions, mortgage firms and savings institutions worldwide.

                                      # # #
For more information:

George D. Dalton     William T. Spane, Jr.         Lawrence E. Donato
Chairman, CEO        Chairman, CEO, President      Executive Vice President, COO
Fiserv, Inc.         BHC Financial, Inc.           BHC Financial, Inc.
(414) 879-5011       (215) 636-3000                (215) 636-3000